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                                                                    EXHIBIT 99.1



                                 ENDOCARE, INC.
                                 1995 STOCK PLAN

                (AS AMENDED AND RESTATED EFFECTIVE MARCH 2, 1999)

        1. PURPOSES OF THE PLAN. The purposes of this Stock Plan are to:

               (a) Attract and retain the best available personnel for positions of substantial responsibility,

               (b) Provide additional incentives to Employees and Consultants, and

               (c) Promote the success of the Company's business.

               Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options, as determined by the Committee at the time of grant. Stock Purchase Rights may also be granted under the Plan.

        2. DEFINITIONS. As used herein, the following definitions shall apply:

               (a) "Applicable Laws" means the legal requirements relating to the administration of stock option plans under federal and state corporate and securities laws and the Code.

               (b) "Board" means the Board of Directors of the Company.

               (c) "Code" means the Internal Revenue Code of 1986, as amended.

               (d) "Committee" means a committee appointed by the Board in accordance with Section 4 of this Plan.

               (e) "Common Stock" means the Common Stock of the Company.

               (f) "Company" means Endocare, Inc., a Delaware corporation.

               (g) "Consultant" means any person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services in a non-employee capacity and who is compensated for such services.

               (h) "Continuous Status as an Employee, Consultant or Outside Director" means that the employment, consulting or director relationship with the Company, any Parent, or Subsidiary, is not interrupted or terminated. Continuous Status as an Employee, Consultant or Outside Director shall not be considered interrupted in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor. A leave of absence approved by the

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Company shall include sick leave, military leave, or any other personal leave approved by an authorized representative of the Company. If reemployment upon expiration of a leave of absence approved by the Company is not guaranteed by statute or contract, at the end of the three (3)-month period measured from the ninety-first (91st) day of such leave any Incentive Stock Option held by the Participant shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option.

               (i) "Director" means a member of the Board.

               (j) "Disability" means total and permanent disability as defined in Code Section 22(e)(3).

               (k) "Employee" means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. Neither service as a Director nor payment of a director's fee by the Company shall be sufficient to constitute "employment" by the Company.

               (l) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

               (m) "Fair Market Value" means, as of any date, the value of Common Stock determined as follows:

                      (i) If the Common Stock is admitted to trading or listed on a national securities exchange, Fair Market Value shall be the last reported sale price regular way, or if no such reported sale takes place on that day, the average of the last reported bid and ask prices regular way, in either case on the principal national securities exchange on which the Common Stock is admitted to trading or listed.

                      (ii) If not admitted to trading or listed on any national securities exchange, Fair Market Value shall be the last sale price on that day of the Common Stock reported on the Nasdaq National Market or the Nasdaq SmallCap Market ("Nasdaq Stock Market") or, if no such reported sale takes place on that day, the average of the closing bid and ask prices on that day.

                      (iii) If not included on the Nasdaq Stock Market, Fair Market Value shall be the average of the closing bid and ask prices of the Common Stock on that day reported by the Nasdaq electronic bulletin board, or any comparable system on that day.

                      (iv) If the Common Stock is not included on the Nasdaq electronic bulletin board or any comparable system, Fair Market Value shall be the closing bid and ask prices on that day as furnished by any member of the National Association of Securities Dealers, Inc. selected from time to time by the Company for that purpose.




                                       2.
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               (n) "Family Member" means the Optionee's children, stepchildren, grandchildren, parents, stepparents, grandparents, spouse, former spouse, siblings, nieces, nephews, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, a trust in which any of the foregoing individuals have more than a fifty percent (50%) beneficial interest, a foundation in which any of the foregoing individuals (or the Optionee) control the management of assets, and any other entity in which any of the foregoing individuals (or Optionee) own more than fifty percent (50%) of the voting interests.

               (o) "Incentive Stock Option" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

               (p) "Nonstatutory Stock Option" means an Option that is not intended to qualify as an Incentive Stock Option.

               (q) "Notice of Grant" means a written notice evidencing certain terms and conditions of an individual Option or Stock Purchase Right grant. The Notice of Grant is part of the Option Agreement or Restricted Stock Purchase Agreement (whichever is applicable).

               (r) "Officer" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

               (s) "Option" means a stock option granted pursuant to the Plan.

               (t) "Option Agreement" means a written agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of this Plan.

               (u) "Optioned Stock" means the Common Stock subject to an Option or Stock Purchase Right.

               (v) "Optionee" means an Employee, Consultant or Outside Director who holds an outstanding Option or Stock Purchase Right.

               (w) "Outside Director" means a Director who is not an Employee.

               (x) "Parent" means a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

               (y) "Plan" means this Endocare, Inc. 1995 Stock Plan.

               (z) "Restricted Stock" means shares of Common Stock acquired pursuant to a grant of Stock Purchase Rights under Section 11 of this Plan.



                                       3.
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               (aa) "Restricted Stock Purchase Agreement" means a written agreement between the Company and the Optionee evidencing the terms and restrictions applying to Common Stock purchased under a Stock Purchase Right. The Restricted Stock Purchase Agreement is subject to the terms and conditions of this Plan.

               (bb) "Rule 16b-3" means Rule 16b-3 under the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

               (cc) "Section 16(b)" means Section 16(b) of the Exchange Act.

               (dd) "Share" means a share of the Common Stock.

               (ee) "Stock Purchase Right" means the right to purchase Common Stock pursuant to Section 11 of this Plan, as evidenced by a Restricted Stock Purchase Agreement.

               (ff) "Subsidiary" means a "subsidiary corporation," whether now or hereafter existing, as defined in Section 424(f) of the Code.

        3. STOCK SUBJECT TO THE PLAN.

               (a) Subject to the provisions of Section 13 of this Plan, the maximum aggregate number that may be issued under the Plan is three million three hundred twelve thousand (3,312,000) Shares. The Shares may be authorized but unissued, or reacquired Common Stock. Such share reserve includes (i) the one million (1,000,000)-share increase authorized by the Board in April 1998, and approved by the stockholders on June 4, 1998 at the 1998 Annual Meeting, and
(ii) three hundred twelve thousand (312,000) additional Shares added to the reserve on January 4, 1999, pursuant to the automatic increase provision of
Section 3(b) below.

               (b) The number of Shares available for issuance under the Plan shall automatically increase on the first trading day of each calendar year during the term of the Plan, beginning with the 1999 calendar year, by an amount equal to three percent (3%) of the total number of shares of the Corporation's Common Stock outstanding on the last trading day of the immediately preceding calendar year, but in no event shall any such annual increase exceed five hundred thousand (500,000) Shares.

               (c) If an Option or Stock Purchase Right expires or becomes unexercisable without having been exercised in full, the unpurchased Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated).

        4. ADMINISTRATION OF THE PLAN.

               (a) PROCEDURE.

                      (i) Multiple Administrative Bodies. If permitted by Rule 16b-3, the Plan may be administered by different bodies with respect to
        (A) Directors, Officers who are not Directors, and as to (B) Employees who are neither Directors nor Officers.



                                       4.
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                      (ii) Administration With Respect to Directors and Officers
        Subject to Section 16(b). With respect to Option or Stock Purchase Right grants made to Employees who are also Officers or Directors subject to
        Section 16(b) of the Exchange Act, the Plan shall be administered by (A) the Board, if the Board may administer the Plan under Rule 16b-3 or (B) a committee designated by the Board to administer the Plan, which committee shall be constituted to comply with the rules under Rule
        16b-3. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. The Board may increase the size of the Committee and appoint additional members, remove members (with or without cause) and substitute new members, fill vacancies (however caused), and remove all members of the Committee and thereafter directly administer the Plan. Additionally, to the extent possible and advisable, the Committee shall be composed of "Outside Directors" as that term is used in Section 162(m) of the Code.

               (b) ADMINISTRATION WITH RESPECT TO OTHER PERSONS. With respect to Option or Stock Purchase Right grants made to Employees or Consultants who are neither Directors nor officers of the Company, the Plan shall be administered by
(A) the Board or (B) a committee designated by the Board, which committee shall be constituted to satisfy Applicable Laws. Once appointed, such Committee shall serve in its designated capacity until otherwise directed by the Board. The Board may increase the size of the Committee and appoint additional members, remove members (with or without cause) and substitute new members, fill vacancies (however caused), and remove all members of the Committee and thereafter directly administer the Plan, all to the extent permitted by Applicable Laws.

               (c) POWERS OF THE COMMITTEE. Subject to the provisions of this Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Committee shall have the authority, in its discretion to:

                      (i) Determine the Fair Market Value of the Common Stock in accordance with Section 2(m) of this Plan;

                      (ii) Select the Employees, Consultants and Outside Directors to whom Options and Stock Purchase Rights may be granted hereunder;

                      (iii) Determine whether and to what extent Options and Stock Purchase Rights or any combination thereof, are granted hereunder;

                      (iv) Determine the number of shares of Common Stock to be covered by each Option and Stock Purchase Right granted hereunder;

                      (v) Approve forms of agreement for use under the Plan;



                                       5.
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                      (vi) Determine the terms and conditions, not inconsistent
        with the terms of the Plan, of any award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Options or Stock Purchase Rights may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Option or Stock Purchase Right or the shares of Common Stock relating thereto, based in each case on such factors as the Committee, in its sole discretion, shall determine;

                      (vii) Construe and interpret the terms of the Plan and awards granted pursuant to the Plan;

                      (viii) Prescribe, amend and rescind rules and procedures relating to the Plan;

                      (ix) Modify or amend each Option or Stock Purchase Right (subject to the limits of Section 16 of this Plan), including the discretionary authority to extend the post-termination exercisability period of Options longer than is otherwise provided for in the Plan;

                      (x) Authorize any person to execute on behalf of the Company the Notice of Grant;

                      (xi) Determine the terms and restrictions applicable to Options and Stock Purchase Rights and any Restricted Stock; and

                      (xii) Take all other actions deemed necessary or advisable for administering the Plan.

               (d) EFFECT OF COMMITTEE'S DECISION. The Committee's decisions, determinations and interpretations shall be final and binding on all Optionees and any other holders of Options or Stock Purchase Rights.

        5. ELIGIBILITY. Nonstatutory Stock Options and Stock Purchase Rights may be granted to Employees, Consultants and Outside Directors. Incentive Stock Options may be granted only to Employees. If otherwise eligible, an Employee, Consultant or Outside Director who has been granted an Option or Stock Purchase Right may be granted additional Options or Stock Purchase Rights.

        6. LIMITATIONS.

               (a) Each Option shall be designated in the written option agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Optionee during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds one hundred thousand dollars ($100,000), such Options shall be treated as Nonstatutory Stock



                                       6.
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Options. For purposes of this Section 6(a), Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

               (b) Neither the Plan nor any Option or Stock Purchase Right shall confer upon an Optionee any right with respect to continuing the Optionee's employment, consulting or director relationship with the Company, nor shall they interfere in any way with the Optionees right or the Company's right to terminate such employment, consulting or director relationship at any time, with or without cause.

               (c) The following limitations shall apply to grants of Options and Stock Purchase Rights to Participants:

               (i) No Participant shall be granted in any fiscal year of the Company (commencing in fiscal year 1996) Options and Stock Purchase Rights to purchase more than one hundred thousand (100,000) Shares.

               (ii) In connection with his or her initial employment by the Company or a Parent or Subsidiary, a Participant may be granted Options and Stock Purchase Rights to purchase up to an additional one hundred thousand (100,000) Shares which shall not count against the limit set forth in Subsection (i) immediately above.

               (iii) The foregoing limitations shall be adjusted proportionately in connection with any change in the Company's capitalization as described in Section 13 of this Plan.

               (d) In the event that the date of grant of an Option is not a trading day, the exercise price per Share shall be the Fair Market Value on the next trading day immediately following the date of grant of the Option.

        7. TERM OF PLAN. The Plan became effective on October 31, 1995. It shall continue in effect for a term of ten (10) years (October 30, 2005) unless terminated earlier under Section 16 of this Plan. If the number of shares that can be issued under the Plan and/or the class of individuals eligible to receive Incentive Stock Options is changed, stockholder approval must again be obtained.

        8. TERM OF OPTION. The term of each Option shall be stated in the Notice of Grant. However, in the case of an Incentive Stock Option, the term shall be ten (10) years from the date of grant or such shorter term as may be provided in the Notice of Grant. Moreover, in the case of an Incentive Stock Option granted to an Optionee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary (determined using the constructive ownership rules of Section 424(d) of the Code), the term of the Incentive Stock Option shall be five (5) years from the date of grant or such shorter term as may be provided in the Notice of Grant.



                                       7.
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        9. OPTION EXERCISE PRICE AND CONSIDERATION.

               (a) EXERCISE PRICE. The per Share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Committee, subject to the following limits:

                      (i) In the case of an Incentive Stock Option:

                           (A) Granted to an Employee who, at the time the Incentive Stock option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant; and

                           (B) Granted to any Employee other than an Employee described in paragraph (A) immediately above, the per Share exercise price shall be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

                      (ii) In the case of a Nonstatutory Stock Option, the per Share exercise price shall be determined by the Committee, but in any event shall not be less than eighty-five percent (85%) of the Fair Market Value per Share on the date of grant.

               (b) WAITING PERIOD AND EXERCISE DATES. At the time an Option is granted, the Committee shall fix the period within which the Option may be exercised and shall determine any conditions which must be satisfied before the Option may be exercised. In so doing, the Committee may specify that an Option may not be exercised until the completion of a service period.

               (c) FORM OF CONSIDERATION. The Committee shall determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Committee shall determine the acceptable form of consideration at the time of grant. Such consideration may consist of:

               (i) Cash;

               (ii) Check;

               (iii) Promissory note;

               (iv) Other Shares which (A) have been owned by the Optionee for more than six months on the date of surrender and (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;



                                       8.
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               (v) Delivery of a properly executed exercise notice together with such other documentation as the Committee and the broker, if applicable, shall require to effect an exercise of the Option and delivery to the Company of the sale or the loan proceeds required to pay the exercise price;

               (vi) Any combination of the foregoing methods of payment; or

               (vii) Such other consideration and method of payment for the issuance of Shares selected by the Board of Directors that is permissible under Applicable Law.

        10. EXERCISE OF OPTION.

               (a) PROCEDURE FOR EXERCISE; RIGHTS AS A STOCKHOLDER. Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Committee and set forth in the Option Agreement.

               (b) An Option may not be exercised for a fraction of a Share.

               (c) An Option shall be deemed exercised when the Company receives
(i) written notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Committee and permitted by the Option Agreement and the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Optionee or, if requested by the Optionee, in the name of the Optionee and his or her spouse. Until the stock certificate evidencing such Shares is issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such stock certificate promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued.

               (d) Exercising an Option in any manner shall decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

               (e) TERMINATION OF EMPLOYMENT, CONSULTING OR DIRECTOR RELATIONSHIP. Upon termination of an Optionee's Continuous Status as an Employee, Consultant or Director, other than upon the Optionee's death or Disability, the Optionee may exercise his or her Option, but only within such period of time as is specified in the Notice of Grant, and only to the extent that the Optionee was entitled to exercise it at the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant). In the absence of a specified time in the Notice of Grant, the Option shall remain exercisable for three (3) months following the Optionee's termination. In the case of an Incentive Stock Option, such period of time for exercise shall not exceed three (3) months from the date of termination. If, on the date of



                                       9.
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termination, the Optionee is not entitled to exercise the Option for all the
Shares, then the Option shall immediately terminate with respect to the Shares covered by the unexercisable portion of such Option, and those Shares shall immediately revert to the Plan. If, after the date of Optionee's termination, the Optionee does not, within the time specified in the Option, exercise his or her Option for all the Shares for which that Option is exercisable on such termination date, then the Option shall terminate with respect to those remaining Shares, and such Shares shall revert to the Plan.

               (f) Notwithstanding the above, in the event of an Optionee's change in status from Consultant, Employee or Outside Director to another classification an Optionee's Continuous Status as an Employee, Consultant or Outside Director shall not automatically terminate solely as a result of such change in status. However, in such event, an Incentive Stock Option held by the Optionee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option at the end of the three
(3)-month period measured from the day of such change in status.

               (g) DISABILITY OF OPTIONEE. In the event that an Optionee's Continuous Status as an Employee, Consultant or Outside Director terminates as a result of the Optionee's Disability, the Optionee may exercise his or her Option at any time within twelve (12) months from the date of such termination, but only to the extent that the Optionee was entitled to exercise it at the date of such termination (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant). If, at the date of termination, the Optionee is not entitled to exercise the Optionee is not entitled to exercise the Option for all the Shares, then the Option shall immediately terminate with respect to the Shares covered by the unexercisable portion of such Option, and those Shares shall immediately revert to the Plan. If, after the date of Optionee's termination, the Optionee does not, within the time specified in the Option, exercise his or her Option for all the Shares for which that Option is exercisable on such termination date, then the Option shall terminate with respect to those remaining Shares, and such Shares shall revert to the Plan.

               (h) DEATH OF OPTIONEE. In the event of the death of an Optionee, the Option may be exercised at any time within twelve (12) months following the date of death (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant), by the Optionee's estate nor by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent that the Optionee was entitled to exercise the Option at the date of death. If, at the time of death, the Optionee was not entitled to exercise the Option for all the Shares, then the Option shall immediately terminate with respect to the Shares covered by the unexercisable portion of such Option, and those Shares shall immediately revert to the Plan. If, after Optionee's death, the Optionee's estate or a person who acquired the right to exercise the Option by bequest or inheritance does not, within the time specified in the Option, exercise the Option for all the Shares for which that Option is exercisable on the date of Optionee' death, then the Option shall terminate with respect to those remaining Shares, and such Shares shall revert to the Plan.



                                      10.

        11. STOCK PURCHASE RIGHTS.

               (a) RIGHTS TO PURCHASE. Stock Purchase Rights may be issued either alone, in addition to, or in tandem with other awards granted under the Plan and/or cash awards made outside of the Plan. After the Committee determines that it will offer a Stock Purchase Right under the Plan, it shall advise the Optionee in writing, by means of a Notice of Grant, of the terms, conditions and restrictions related to the offer, including the number of Shares that the Optionee shall be entitled to purchase, the price to be paid, and the time within which the Optionee must accept such offer. The offer shall be accepted by execution of a Restricted Stock Purchase Agreement in the form determined by the Committee.

               (b) REPURCHASE OPTION. Unless the Committee determines otherwise, the Restricted Stock Purchase Agreement shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the Optionee's employment with the Company for any reason (including death or Disability). The purchase price for Shares repurchased pursuant to the Restricted Stock Purchase Agreement shall be the original price paid by the Optionee and may be paid by cancellation of any indebtedness of the Optionee to the Company. The repurchase option shall lapse at the rate set forth in the Restricted Stock Purchase Agreement.

               (c) OTHER PROVISIONS. The Restricted Stock Purchase Agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Committee in its sole discretion. In addition, the provisions of Restricted Stock Purchase Agreements need not be the same with respect to each Optionee.

               (d) RIGHTS AS A STOCKHOLDER. Once the Stock Purchase Right is exercised, the Optionee shall have the rights equivalent to those of a stockholder, and shall be a stockholder when his or her purchase is entered upon the records of the duly authorized transfer agent of the Company. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Stock Purchase Right is exercised.

        12. LIMITED TRANSFERABILITY OF OPTIONS. During the lifetime of the Optionee, Incentive Stock Options shall be exercisable only by the Optionee and shall not be assignable or transferable other than by will or by the laws of descent and distribution following the Optionee's death. Nonstatutory Options shall be subject to the same restrictions, except that a Nonstatutory Option may, in connection with the Optionee's estate plan, be assigned in whole or in part during the Optionee's lifetime to one or more Family Members of the Optionee or to a trust established exclusively for one or more such Family Members. The assigned portion may only be exercised by the person or persons who acquire a proprietary interest in the option pursuant to the assignment. The terms applicable to the assigned portion shall be the same as those in effect for the option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Committee may deem appropriate.



                                      11.

        13. ADJUSTMENTS.

               (a) In the event of any change in the capitalization of the Company affecting its Common Stock (e.g., a stock split, reverse stock split, stock dividend, recapitalization, combination, or reclassification), there shall be an adjustment to:

               (i) The maximum number and/or kind of Shares that may be granted under this Plan;

               (ii) The maximum number and/or kind of Shares for which any Participant may be granted Options and Stock Purchase Rights per fiscal year;

               (iii) The number and/or kind of Shares covered by each outstanding Option or Stock Purchase Right; and

               (iv) The exercise price per Share in respect of each outstanding Option or Stock Purchase Right.

               (b) The Committee may also make such adjustments in the event of a spin-off or other distribution of Company assets to stockholders (other than normal cash dividends).

        14. EXTRAORDINARY EVENTS.

               (a) The Plan as well as each outstanding Option and Stock Purchase Right shall terminate upon the occurrence of any of the following events ("Extraordinary Events"):

               (i) The dissolution, liquidation, or sale of all (or substantially all) of the assets of the Company;

               (ii) Any reorganization, merger, or consolidation in which the Company does not survive;

               (iii) The acquisition by any person or group (as defined in Section 13D of the Exchange Act) of beneficial ownership of more than fifty percent (50%) of the Company Stock; or

               (iv) Any reorganization, merger, or consolidation in which the Company does survive but the Shares outstanding immediately preceding the transaction are converted by virtue of the transaction into other property, whether in the form of securities, cash, or otherwise. However, in no case will an Extraordinary Event be deemed to have occurred as a result of a sale of stock to the Company or to a holding company established by the Company.



                                      12.

               (b) If an Extraordinary Event occurs, all Options shall become fully exercisable and all limitations, restrictions and repurchase rights applicable to any outstanding Restricted Stock shall terminate, and the Restricted Stock shall immediately vest upon the occurrence of such Extraordinary Event. Each Participant shall have the right to exercise any unexpired Option(s) and/or Stock Purchase Right prior to the Extraordinary Event, however, the effectiveness of any such exercise shall be:

                      (i) Conditioned upon:

                           (A) The Extraordinary Event actually occurring; and

                           (B) The Committee's receipt of the notice of exercise within the time period established by the Committee; and

                      (ii) Delayed until immediately prior to the Extraordinary Event.

        15. DATE OF GRANT. The date of grant of an Option or Stock Purchase Right shall be, for all purposes, the date on which the Committee makes the determination granting such Option or Stock Purchase Right, or such other later date as is determined by the Committee. The Notice of Grant shall be provided to each Optionee within a reasonable time after the date of such grant.

        16. AMENDMENT AND TERMINATION.

               (a) AMENDMENT AND TERMINATION. The Board may at any time amend, alter, suspend or terminate the Plan.

               (b) EFFECT OF AMENDMENT OR TERMINATION. No amendment, alteration, suspension or termination of the Plan, Option, or Stock Purchase Right shall impair the rights of any Optionee, unless mutually agreed otherwise between the Optionee and the Committee.

        17. CONDITIONS UPON ISSUANCE OF SHARES.

               (a) LEGAL COMPLIANCE. Shares shall not be issued pursuant to the exercise of an Option or Stock Purchase Right unless the exercise of such Option or Stock Purchase Right and the issuance and delivery of such Shares shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act as well as the rules and regulations promulgated thereunder, Applicable Laws, and the requirements of any stock exchange or quotation system upon which the Shares may then be listed or quoted, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

               (b) INVESTMENT REPRESENTATIONS. As a condition to the exercise of an Option or Stock Purchase Right, the Company may require the person exercising such Option or Stock Purchase Right to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.



                                      13.
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        18. LIABILITY OF COMPANY.

               (a) INABILITY TO OBTAIN AUTHORITY. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

               (b) GRANTS EXCEEDING ALLOTTED SHARES. If the Optioned Stock covered by an Option or Stock Purchase Right exceeds, as of the date of grant, the number of Shares which may be issued under the Plan without additional stockholder approval, such Option or Stock Purchase Right shall be void with respect to such excess Optioned Stock, unless stockholder approval of an amendment sufficiently increasing the number of Shares subject to the Plan is timely obtained.

        19. RESERVATION OF SHARES. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.



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